UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 8, 2005

TRANSOCEAN INC.

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	333-75899 (Commission File Number)	66-0582307 (I.R.S. Employer Identification No.)

4 Greenway Plaza
Houston, Texas 77046
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 232-7500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On July 8, 2005, Transocean Inc. (“Transocean”) replaced its five-year, $800 million bank credit facility expiring in 2008 with a five-year, $500 million bank revolving credit facility with Citibank, N.A. as Administrative Agent, Bank of America, N.A. as Syndication Agent, JPMorgan Chase Bank, N.A., The Royal Bank of Scotland plc and SunTrust Bank, as Co-Documentation Agents, Calyon Corporate and Investment Bank, Morgan Stanley Bank, UBS Loan Finance LLC and Wells Fargo Bank, N.A. as Managing Agents, The Bank of New York, The Bank of Tokyo-Mitsubishi, Ltd., HSBC Bank USA, N.A. and ING Capital LLC as Co-Agents, and Citigroup Global Markets Inc. and Banc of America Securities LLC as Co-Lead Arrangers. The credit facility terminates on July 8, 2010. Borrowings may be made under the facility (i) at the base rate, determined as the greater of the prime loan rate announced by Citibank, N.A. in New York and the sum of the weighted average overnight federal funds rate published by the Federal Reserve Bank of New York plus 50 basis points, and (ii) at the London interbank offered rate plus 22.5 basis points for loans in any currency other than the Euro and the Euro interbank offered rate plus 22.5 basis points for loans in Euros, based on current credit ratings. Transocean pays, based on current credit ratings and as applicable, a facility fee (7.5 basis points per annum) on the total commitments under the credit facility regardless of usage, a letter of credit fee (22.5 basis points per annum) on the face amount of any letter of credit issued, and a utilization fee (10 basis points per annum), that applies if borrowings and letters of credit any time equal or exceed 50% of the total commitments under the credit facility. Changes in credit ratings could lower or raise the fees that Transocean pays under the facility. The facility contains customary covenants, including a debt to total tangible capitalization covenant.

     Borrowings under the facility are available upon customary terms and conditions for facilities of this type and are subject to acceleration upon the occurrence of events of default that Transocean considers usual and customary. On July 11, 2005, no borrowings were outstanding under the facility.

     The credit agreement is filed as Exhibit 4.1 to this report and is incorporated by reference herein. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the credit agreement.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibit is filed pursuant to Items 1.01 and 2.03:

Exhibit Number	Description

4.1	Revolving Credit Agreement, dated as of July 8, 2005, among Transocean Inc., the lenders from time to time parties thereto, Citibank, N.A., Bank of America, N.A., JPMorgan Chase Bank, N.A., The Royal Bank of Scotland plc and SunTrust Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANSOCEAN INC.
Date: July 13, 2005	By:	/s/ William E. Turcotte
		Name:	William E. Turcotte
		Title:	Associate General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Revolving Credit Agreement, dated as of July 8, 2005, among Transocean Inc., the lenders from time to time parties thereto, Citibank, N.A., Bank of America, N.A., JPMorgan Chase Bank, N.A., The Royal Bank of Scotland plc and SunTrust Bank